Exhibit 10.9

DATED

------------

CHARGE OF CERTIFICATED SHARES AND BANK ACCOUNT

between

VICTORY ELECTRONIC CIGARETTES CORPORATION
as Borrower

and

[                      ]
as Security Trustee

Contents
CLAUSE

1	Definitions and interpretation	3
2	Covenant to pay	6
3	Grant of security	6
4	Deposit of title documents	7
5	Protection of security	8
6	Liability of the Borrower	9
7	Representations and warranties	9
8	Borrower covenants	9
9	Rights of the Security Trustee	9
10	Powers of the Security Trustee	10
11	Enforcement	12
12	Costs and indemnity	12
13	Release	13
14	Assignment and transfer	13
15	Set-off	13
16	Amendments, waivers and consents	14
17	Severance	14
18	Counterparts	14
19	Third party rights	14
20	Further provisions	14
21	Notices	15
22	Governing law and jurisdiction	16

SCHEDULE

Schedule 1	Beneficiary	17
Schedule 2	Representations and warranties	17

Schedule 3	Covenants	18
Schedule 4	Enforcement	20

THIS  DEED is dated        April 2014

Parties

(1)
VICTORY ELECTRONIC CIGARETTES CORPORATION, registered in the State of Nevada, USA under number C13461-2004 whose registered office is at 11335 Apple Drive, Spring Lake, Michigan 49448, USA ("Borrower");

(2)	(“Security Trustee”).

Agreed terms

1.	Definitions and interpretation

1.1	Definitions

The following definitions apply in this deed:

6% Senior Secured Convertible Notes: the US$24,175,824 secured convertible notes of the Borrower issued to the Beneficiary on or about the date of this deed.

Account Bank: a reputable bank in England at which a Dividend Account is to be opened in accordance with clause 5.3.

Attorney: an attorney of the Borrower appointed under clause 4.4.

Business Day: a day other than a Saturday, Sunday or public holiday in England when banks in New York and London are open for business.

Beneficiary: the person named in Schedule 1.

Convertible Note Documents: the 6% Senior Secured Convertible Notes, the Convertible Note Instrument, the Securities Purchase Agreement, the Registration Rights Agreement and the Intercreditor Deed.

Convertible Note Instrument: the instrument dated on or about the date of this deed pursuant to which the 6% Senior Secured Convertible Notes are, or are to be, constituted.

Dividend: any dividend, interest or other distribution paid or payable in relation to the Must Have Shares.

Dividend Account: that segregated blocked account to be established and maintained at the Account Bank for the purposes set out in clause 5.3 and all monies from time to time standing to the credit (including any interest thereon) of such account and all rights in relation thereto (including the right to interest).

EBITDA: the net income of Must Have Limited on ordinary and extraordinary activities during a given calendar month as shown in the Management Accounts of Must Have Limited in respect of that calendar month delivered to the Security Trustee pursuant to paragraph 7(b) of this deed, excluding:

(a)	interest expense;

(b)	the amount charged as tax on income on ordinary and extraordinary activities;

(c)	total depreciation and amortisation;

(d)	any extraordinary, unusual or non-recurring items increasing net income; and

(e)	any non-cash items increasing net income,

during that calendar month each as shown in such Management Accounts.

Event of Default: has the meaning given to that expression in the Convertible Note Instrument.

Financial Collateral: has the meaning given to that expression in the Financial Collateral Regulations.

Financial Collateral Regulations: the Financial Collateral Arrangements (No 2) Regulations 2003 (SI 2003/3226).

Intercreditor Deed: the intercreditor deed between, amongst others, (1) the Borrower; and (2) the Security Trustee dated on or about the date of this deed.

Management Accounts: the unaudited management accounts of Must Have Limited, comprising a balance sheet as at the relevant date of the accounts and a profit and loss account for the relevant period, prepared in accordance with the terms of this deed.

Must Have Limited: Must Have Limited, a company incorporated in England and Wales under company number 5101019.

Must Have Limited Debenture: the debenture dated on or about the date of this deed between Must Have Limited and the Security Trustee.

Must Have Limited Debenture Security Period: the period starting on the date of the Must Have Limited Debenture and ending on the date on which the obligations defined as “Security Obligations” in the Must Have Limited Debenture have been unconditionally and irrevocably paid and discharged in full and no further such secured obligations are capable of being outstanding.

Must Have Limited Guarantee: the guarantee dated on or about the date of this deed between Must Have Limited and the Beneficiary.

Must Have Limited Shares: the 4,302 (four thousand three hundred and two) ordinary shares of £0.10 each in Must Have Limited, all of which have been issued and are fully paid, and which comprise the whole of the issued share capital of Must Have Limited.

Part 1 Warranties: the representations and warranties set out in Schedule 2 Part 1.

Part 2 Warranty: the representation and warranty set out in Schedule 2 Part 2.

Registration Rights Agreement: the Registration Rights Agreement entered into between the Borrower and the Beneficiary on the date of the Securities Purchase Agreement.

Related Rights: any:

(a)	Dividend; and

(b)
right, money, shares or property accruing, offered or issued at any time in relation to any of the Must Have Limited Shares by way of redemption, substitution, exchange, conversion, bonus, preference or otherwise, under option rights or otherwise.

Secured Assets: all the assets, property and undertaking for the time being subject to any Security created by this deed.

Secured Liabilities: all present and future monies, obligations and liabilities owed by the Borrower to the Beneficiary, whether actual or contingent and whether owed jointly or severally, as principal or surety or in any other capacity whatsoever, under or in connection with this deed (including, but not limited to those arising under clause 5.1, clause 12.1 or clause 20.3) or any of the Convertible Note Documents, together with all interest accruing on such monies and liabilities.

Security Financial Collateral Arrangement: has the meaning given to that expression in the Financial Collateral Regulations.

Security: any mortgage, charge (whether fixed or floating, legal or equitable), pledge, lien, assignment by way of security or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

Security Period: the period starting on the date of this deed and ending on the date on which the Security Trustee is satisfied that all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full and no further Secured Liabilities are capable of being outstanding.

Securities Purchase Agreement: the agreement dated on or about the date of this deed between the Borrower and the Beneficiary relating to (inter alia) the purchase by the Beneficiary of the 6% Senior Secured Convertible Notes.

Subsidiary: any person, other than Must Have Limited, in which the Borrower directly or indirectly: (i) owns any of the outstanding capital stock (as such term is understood under the law of the jurisdiction in which the Borrower is incorporated) or holds any equity or similar interest of such person or (ii) controls or operates all or any part of the business, operations or administration of such person.

1.2	Interpretation

In this deed:

(a)	clause, Schedule and paragraph headings shall not affect the interpretation of this deed;

(b)
a reference to a person shall include a reference to an individual, firm, company, corporation, partnership, unincorporated body of persons, government, state or agency of a state or any association, trust, joint venture or consortium (whether or not having separate legal personality) and that person's, successors, permitted assigns and permitted transferees;

(c)	unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular;

(d)	unless the context otherwise requires, a reference to one gender shall include a reference to the other genders;

(e)	a reference to a party shall include that party's successors, permitted assigns and permitted transferees;

(f)	a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time;

(g)	a reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision;

(h)	a reference to writing or written includes fax and e-mail;

(i)	an obligation on a party not to do something includes an obligation not to allow that thing to be done;

(j)
a reference to this deed (or any provision of it) or to any other agreement or document referred to in this deed is a reference to this deed, that provision or such other agreement or document as amended (in each case, other than in breach of the provisions of this deed) from time to time;

(k)	unless the context otherwise requires, a reference to a clause or Schedule is to a clause of, or Schedule to, this deed and a reference to a paragraph is to a paragraph of the relevant Schedule;

(l)
any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms;

(m)	a reference to an amendment includes a novation, re-enactment, supplement or variation (and amended shall be construed accordingly);

(n)	a reference to assets includes present and future properties, undertakings, revenues, rights and benefits of every description;

(o)	a reference to an authorisation includes an approval, authorisation, consent, exemption, filing, licence, notarisation, registration and resolution;

(p)	a reference to continuing in relation to an Event of Default means an Event of Default that has not been remedied or waived;

(q)	a reference to determines or determined means, unless the contrary is indicated, a determination made at the absolute discretion of the person making it; and

(r)
a reference to a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation.

1.3	Rights of the Beneficiary

(a)	All of the representations, covenants and undertakings given by the Borrower pursuant to this deed are given to the Security Trustee for the benefit of the Beneficiary.

(b)
All of the security created by the Borrower pursuant to the terms of this deed is created in favour of the Security Trustee as security trustee for the Beneficiary and the Security Trustee holds the benefit of this deed on trust for the Beneficiary.

2.	Covenant to pay

The Borrower as principal debtor hereby covenants with the Security Trustee (for the benefit of the Beneficiary) that it will on demand pay and discharge all Secured Liabilities owing or incurred from or by it to the Beneficiary when the same become due whether by acceleration or otherwise.

3.	Grant of security

3.1	Fixed charges

As continuing security for the payment and discharge of the Secured Liabilities, the Borrower with full title guarantee charges to the Security Trustee, by way of first fixed charge:

(a)	the Must Have Limited Shares and all Related Rights; and

(b)
to the extent that the Dividend Account is not effectively assigned under clause 3.2 or it has been effectively assigned but has not been perfected by the service of the appropriate notice, the Dividend Account.

3.2	Assignment

As a continuing security for the payment and discharge of the Secured Liabilities, the Borrower with full title guarantee assigns absolutely (subject to a proviso for reassignment on redemption) to the Security Trustee all its present and future right, title and interest in and to the benefit of the Dividend Account.

3.3	Non-Assignable Right

The Borrower declares that, to the extent that any right, title, interest or benefit in the Dividend Account cannot be or is not effectively assigned pursuant to clause 3.2 for whatever reason, the Borrower shall:

(a)	promptly notify the Security Trustee of the same and the reasons why such asset is not capable of assignment;

(b)	hold the benefit of the same on trust for the Security Trustee as security for the payment and discharge of the Secured Liabilities; and

(c)	take such steps as the Security Trustee may require to remove such impediment to such assignment.

3.4	Notice

The Borrower shall, promptly upon opening any Dividend Account, serve a notice of charge, substantially in the form of Part 1 of Schedule 5, on the Account Bank in respect of the assignment of the Dividend Account and ensure that the Account Bank promptly acknowledges the notice substantially in the form of Part 2 of Schedule 5.

4.	Deposit of title documents

4.1	Deposit

The Borrower shall:

(a)
terminate with immediate effect all nominations it may have made under sections 145 and 146 of the Companies Act 2006 in respect of any Must Have Limited Shares and, pending such termination, procure that any person so nominated:

(i)	does not exercise any rights in respect of any Must Have Limited Shares without the prior written approval of the Security Trustee; and

(ii)	immediately on receipt, forward to the Security Trustee all communications or other information received in respect of any Must Have Limited Sharefor which it has been so nominated;

(b)
as soon as reasonably practicable after this deed has been executed, deposit with the Security Trustee all stock or share certificates or other deeds or documents of title to or representing the Secured Assets owned by the Borrower at that time (and if these are not within the possession and/or control of the Borrower, the Borrower undertakes to obtain possession of all such certificates deeds and documents of title); and

(c)
on the accrual, offer, issue or receipt of any Related Rights, deliver or pay or procure the delivery or payment to the Security Trustee of all such Related Rights, and deposit with the Security Trustee the stock or share certificates or other documents of title to or representing such Related Rights, together with such executed blank transfers or assignments as the Security Trustee may require so that the Security Trustee may at any time after this deed has become enforceable without notice present them for registration.

4.2	No nominations

The Borrower shall not, during the Security Period, exercise any rights to nominate any person (other than the Security Trustee) to enjoy or exercise any rights relating to any of the Must Have Limited Shares.

4.3	Further assurance

The Borrower shall, at the direction of the Security Trustee given at any time, forthwith, at its own cost, execute and deliver to the Security Trustee all transfers and other documents and do all such things as may be necessary or desirable:

(a)	to register all or any of the Must Have Limited Shares in the name of the Security Trustee or its nominee;

(b)	for creating, registering, perfecting, maintaining or protecting the security created by this deed;

(c)	for creating a fixed charge over any of the Secured Assets; or

(d)
to facilitate the realisation of all or any of the Secured Assets after this deed has become enforceable, or the exercise of any right, power or discretion vested in the Security Trustee or the Attorney in relation to any Secured Assets or this deed.

4.4	Power of attorney

By way of security the Borrower irrevocably appoints the Security Trustee to be the attorney (Attorney) of the Borrower and in its name and on its behalf and as its act and deed:

(a)
to execute any documents and do any acts and things which the Borrower is required to execute and do under this deed, including execute any document required by the Security Trustee under clause 4; and

(b)
to execute any documents, and do any acts and things which the Attorney may deem proper or desirable in exercising any of the powers, authorities and discretions conferred by this deed or by law on the Security Trustee.

4.5	Ratification of Attorney's acts

By this deed the Borrower ratifies and confirms, and agrees to ratify and confirm, anything which the Attorney may do in the proper and lawful exercise or purported exercise of all or any of the powers, authorities and discretions referred to in this clause 4.

5.	Protection of security

5.1	Payment of calls

Notwithstanding the security created by this deed, the Borrower shall promptly pay all calls, instalments and other payments due on any of the Must Have Limited Shares, failing which the Security Trustee may, at its discretion but without obligation, make such payments on behalf of the Borrower.

5.2	Payments by Security Trustee

Any sum paid by the Security Trustee on behalf of the Borrower under clause 5.1:

(a)	shall be reimbursed by the Borrower on demand by the Security Trustee on a full indemnity basis;

(b)	is, pending reimbursement, secured by this deed and may be debited to any account of the Borrower as the Security Trustee deems fit; and

(c)	shall bear interest accruing daily in arrear from the date of its payment at the default rate of interest specified in the Convertible Note Instrument.

5.3	Dividend Account

(a)
At least 30 days prior to the declaration of any Dividends arising from or out of the Must Have Limited Shares, the Borrower shall open the Dividend Account and shall provide notice in writing to the Security Trustee of all relevant details in respect of such Dividend Account.

(b)	During the Security Period, the Borrower shall immediately upon receipt pay into the Dividend Account all payments of Dividends arising from or out of the Must Have Limited Shares.

(c)	The Security Trustee shall have sole signing rights in relation to the Dividend Account.

(d)	Save with the prior written consent of the Security Trustee, the Borrower may not withdraw all or any monies from time to time standing to the credit of the Dividend Account.

(e)
Following the time at which this deed becomes enforceable in accordance with clause 11.1, the Security Trustee may in its sole discretion apply any amounts standing to the credit of the Dividend Account in such manner as it sees fit.

6.	Liability of the Borrower

6.1	Liability not discharged

The liability of the Borrower under this deed in respect of any of the Secured Liabilities shall not be discharged, prejudiced or affected by:

(a)	any Security, guarantee, indemnity, remedy or other right held by or available to the Security Trustee being or becoming wholly or partially illegal, void or unenforceable on any ground;

(b)
the Security Trustee renewing, determining, varying or increasing any facility or other transaction in any manner or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from any other person; or

(c)	any other act or omission which but for this provision might have discharged or otherwise prejudiced or affected the liability of the Borrower.

6.2	Immediate recourse

The Borrower waives any right it may have of requiring the Security Trustee to:

(a)	enforce any security or other right; or

(b)	claim any payment from or otherwise proceed against any other person;

before enforcing this deed against the Borrower.

7.	Representations and warranties

7.1
The Part 1 Warranties are made by the Borrower on the date of this deed, and shall be deemed to be repeated on each day of the Security Period with reference to the facts and circumstances then existing.

7.2	The Part 2 Warranty is made on each occasion that Must Have Limited supplies Management Accounts to the Security Trustee under paragraph 7 of Schedule 3.

8.	Borrower covenants

The Borrower covenants with the Security Trustee during the Security Period in the terms set out in Schedule 3.

9.	Rights of the Security Trustee

9.1	Post-enforcement rights

After the security constituted by this deed has become enforceable:

(a)
any Dividends not yet paid into the Dividend Account shall be held on trust for the Security Trustee and immediately paid into the Dividend Account or, if received by the Security Trustee, may be applied by the Security Trustee as though they were the proceeds of sale; and

(b)
all voting and other rights and powers attaching to the Must Have Limited Shares that may be exercised by a person in whose name the Must Have Limited Shares are registered shall be exercised by, or at the direction of, the Security Trustee, and the Borrower shall, and shall procure that its nominees shall, comply with any directions the Security Trustee may, in its absolute discretion, give concerning the exercise of those rights and powers.

9.2	Protection of interests

The powers conferred on the Security Trustee by this deed are solely to protect its interests in the Secured Assets and shall not impose any duty on the Security Trustee to exercise any of those powers.

9.3	No duties

The Security Trustee shall not, in respect of any of the Secured Assets, have any duty or incur any liability for:

(a)
ascertaining or taking action in respect of any calls, instalments, conversions, exchanges, maturities, tenders or other matters relating to any Secured Assets or the nature or sufficiency of any payment whether or not the Security Trustee has or is deemed to have knowledge of such matters; or

(b)	taking any necessary steps to preserve rights against prior parties or any other rights relating to any of the Secured Assets.

9.4	Exclusion of liability

The Security Trustee shall not be liable to account as a mortgagee in possession in respect of the Secured Assets, and shall not be liable in connection with the Secured Assets for:

(a)	any loss on realisation;

(b)	any failure to present any interest coupon or any bond or stock drawn for repayment;

(c)	any failure to pay any call or instalment;

(d)	the acceptance of any offer or the notification of the Borrower of any such offer;

(e)	any failure to ensure that the correct amounts are paid or received in respect of the Secured Assets;

(f)	any negligence or default by its nominees; or

(g)	any other loss of any nature whatsoever.

10.	Powers of the Security Trustee

10.1	Power to remedy

The Security Trustee shall be entitled (but shall not be bound) to remedy a breach at any time by the Borrower of any of its obligations contained in this deed, and the Borrower irrevocably authorises the Security Trustee and its agents to do all such things as are necessary or desirable for that purpose.

10.2	Exercise of rights

The rights of the Security Trustee under clause 10.1 are without prejudice to any other rights of the Security Trustee under this deed and the exercise of those rights shall not make the Security Trustee liable to account as a mortgagee in possession.

10.3	Prior Security

At any time after the security constituted by this deed has become enforceable, or after any powers conferred by any Security having priority to this deed shall have become exercisable, the Security Trustee may:

(a)	redeem such or any other prior Security, or procure its transfer to itself; and

(b)	settle and pass any account of the holder of any prior Security.

Any accounts so settled and passed shall be, in the absence of any manifest error, conclusive and binding on the Borrower. All monies paid by the Security Trustee to an encumbrancer in settlement of such an account shall, as from its payment by the Security Trustee, be due from the Borrower to the Security Trustee on current account and shall bear interest at the default rate of interest specified in the Convertible Note Instrument and be secured as part of the Secured Liabilities.

10.4	Currency conversion

For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Trustee may convert any monies received, recovered or realised by the Security Trustee under this deed (including the proceeds of any previous conversion under this clause) from their existing currencies of denomination into such other currencies of denomination as the Security Trustee may think fit. Any such conversion shall be effected at a market rate of exchange. Each reference in this clause to a currency extends to funds of that currency and, for the avoidance of doubt, funds of one currency may be converted into different funds of the same currency.

10.5	New accounts

(a)
If the Security Trustee receives, or is deemed to have received, notice of any Security or other interest affecting all or part of the Secured Assets, the Security Trustee may open a new account or accounts for the Borrower in the Security Trustee's books and (without prejudice to the Security Trustee's right to combine accounts) no money paid to the credit of the Borrower in any such new account will be appropriated towards or have the effect of discharging any part of the Secured Liabilities.

(b)
If the Security Trustee does not open a new account or accounts immediately on receipt of notice, or deemed notice, referred to in clause 10.5(a), then, unless the Security Trustee gives express written notice to the contrary to the Borrower, all payments made by the Borrower to the Security Trustee shall be treated as having been credited to a new account of the Borrower and not as having been applied in reduction of the Secured Liabilities, as from the time of receipt or deemed receipt of the relevant notice by the Security Trustee.

10.6	Security Trustee's set-off rights

If the Security Trustee has more than one account for the Borrower in its books, the Security Trustee may at any time after:

(a)	the security constituted by this deed has become enforceable; or

(b)	the Security Trustee has received notice of any Security or other interest affecting all or any part of the Secured Assets,

transfer, without prior notice, all or any part of the balance standing to the credit of any account to any other account which may be in debit, but the Security Trustee shall notify the Borrower of the transfer once made.

10.7	Indulgence

The Security Trustee may at its discretion grant time or other indulgence, or make any other arrangement, variation or release with any person or persons not being a party to this deed (whether or not such person or persons are jointly liable with the Borrower) in respect of any of the Secured Liabilities or of any other Security for them without prejudice either to this deed or to the liability of the Borrower for the Secured Liabilities.

11.	Enforcement

11.1	Enforcement events

The security constituted by this deed shall be enforceable if any of the circumstances set out in paragraph 1 of Schedule 4 occur. The parties to this deed agree that the provisions of Schedule 4 shall apply to this deed and shall be binding between them.

11.2	Power of sale

At any time after the security constituted by this deed has become enforceable, the Security Trustee and any nominee of the Security Trustee may (without prejudice to any other right which the Security Trustee may have), without further notice to the Borrower, exercise the power to sell or otherwise dispose of the whole or any part of the Secured Assets.

11.3	Terms of sale

Any sale or disposal under clause 11.2 may be made in such manner, on such terms and for such consideration (whether payable immediately or by instalments) as the Security Trustee shall in its absolute discretion think fit and without liability for loss.

11.4	Cash

The Security Trustee may (without prejudice to any right which it may have under any other provision of this deed) treat any part of the Secured Assets consisting of money as if it were the proceeds of a sale or other disposal under clause 11.2.

11.5	Application of proceeds

The Security Trustee shall apply the proceeds of a sale or other disposal under clause 11.2 (without prejudice to the right of the Security Trustee to recover any shortfall from the Borrower) in or towards the satisfaction of the Secured Liabilities in such order as the Security Trustee in its absolute discretion may from time to time determine subject to the Security Trustee's rights under paragraph 5 of Schedule 4.

11.6	Right of appropriation

(a)
To the extent that the Secured Assets constitutes Financial Collateral and this deed and the obligations of the Borrower hereunder constitute a Security Financial Collateral Arrangement, the Security Trustee shall have the right, at any time after the security constituted by this deed has become enforceable, to appropriate all or any of the Secured Assets in or towards the payment and/or discharge of the Secured Liabilities in such order as the Security Trustee in its absolute discretion may from time to time determine.

(b)
The value of any Secured Assets appropriated in accordance with this clause shall be the price of those Secured Assets at the time the right of appropriation is exercised as listed on any recognised market index, or determined by such other method as the Security Trustee may select (including independent valuation).

(c)	The Borrower agrees that the methods of valuation provided for in this clause are commercially reasonable for the purposes of the Financial Collateral Regulations.

12.	Costs and indemnity

12.1	Costs

The Borrower shall, promptly on demand, pay to, or reimburse, the Security Trustee, on a full indemnity basis, all costs, charges, expenses, taxes and liabilities of any kind (including, without limitation, legal, printing and out-of-pocket expenses) incurred by the Security Trustee in connection with:

(a)	this deed or the Secured Assets;

(b)	taking, holding, protecting, perfecting, preserving or enforcing (or attempting to do so) any of the Security Trustee's rights under this deed; or

(c)	taking proceedings for, or recovering any of, the Secured Liabilities,

together with interest, which shall accrue and be payable (without the need for any demand for payment being made) from the date on which the relevant cost or expense arose until full discharge of that cost or expense (whether before or after judgment, liquidation, winding up or administration of the Borrower) at the default rate of interest and in the manner specified in the Convertible Note Instrument.

12.2	Indemnity

The Borrower shall indemnify the Security Trustee and its respective employees and agents against all liabilities, costs, expenses, damages and losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of reputation and all interest, penalties and legal costs (calculated on a full indemnity basis) and all other professional costs and expenses) suffered or incurred by any of them arising out of or in connection with:

(a)	the exercise or purported exercise of any of the rights, powers, authorities or discretions vested in them under this deed or by law in respect of the Secured Assets;

(b)	taking, holding, protecting, perfecting, preserving or enforcing (or attempting to do so) the security constituted by this deed; or

(c)	any default or delay by the Borrower in performing any of its obligations under this deed.

Any past or present employee or agent may enforce the terms of this clause 12.2 subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

13.	Release

Subject to clause 20.3, on the expiry of the Security Period (but not otherwise) the Security Trustee shall, at the request and cost of the Borrower, take whatever action is necessary to release the Secured Assets from the security constituted by this deed.

14.	Assignment and transfer

14.1	Assignment by the Security Trustee

(a)	At any time, without the consent of the Borrower, the Security Trustee may assign or transfer any or all of its rights and obligations under this deed.

(b)
The Security Trustee may disclose to any actual or proposed assignee or transferee any information in its possession that relates to the Borrower, the Secured Assets and this deed that the Security Trustee considers appropriate.

14.2	Assignment by the Borrower

The Borrower may not assign any of its rights or transfer any of its rights or obligations under this deed.

15.	Set-off

15.1	Security Trustee's right of set-off

The Security Trustee may at any time set off any liability of the Borrower to the Security Trustee against any liability of the Security Trustee to the Borrower, whether either liability is present or future, liquidated or unliquidated, and whether or not either liability arises under this deed. If the liabilities to be set off are expressed in different currencies, the Security Trustee may convert either liability at a market rate of exchange for the purpose of set-off. Any exercise by the Security Trustee of its rights under this clause 15 shall not limit or affect any other rights or remedies available to it under this deed or otherwise.

15.2	No obligation to set off

The Security Trustee is not obliged to exercise its rights under clause 15.1.

16.	Amendments, waivers and consents

16.1	Amendments

No amendment of this deed shall be effective unless it is in writing and signed by, or on behalf of, each party (or its authorised representative).

16.2	Waivers and consents

(a)
A waiver of any right or remedy under this deed or by law, or any consent given under this deed, is only effective if given in writing by the waiving or consenting party and shall not be deemed a waiver of any other breach or default. It only applies in the circumstances for which it is given and shall not prevent the party giving it from subsequently relying on the relevant provision.

(b)
A failure or delay by a party to exercise any right or remedy provided under this deed or by law shall not constitute a waiver of that or any other right or remedy, prevent or restrict any further exercise of that or any other right or remedy or constitute an election to affirm this deed. No single or partial exercise of any right or remedy provided under this deed or by law shall prevent or restrict the further exercise of that or any other right or remedy. No election to affirm this deed by the Security Trustee shall be effective unless it is in writing.

16.3	Rights and remedies

The rights and remedies provided under this deed are cumulative and are in addition to, and not exclusive of, any rights and remedies provided by law.

17.	Severance

If any provision (or part of a provision) of this deed is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision (or part of a provision) shall be deemed deleted. Any modification to or deletion of a provision (or part of a provision) under this clause shall not affect the legality, validity and enforceability of the rest of this deed.

18.	Counterparts

This deed may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute one deed.

19.	Third party rights
(a)
Except as expressly provided elsewhere in this deed, a person who is not a party to this deed shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce, or enjoy the benefit of, any term of this deed. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

(b)	The rights of the parties to rescind or agree any amendment or waiver under this deed are not subject to the consent of any other person.

20.	Further provisions

20.1	Independent security

This deed shall be in addition to, and independent of, every other Security or guarantee which the Security Trustee may at any time hold for any of the Secured Liabilities, and no prior Security held by the Security Trustee over the whole or any part of the Secured Assets shall merge in the security created by this deed.

20.2	Continuing security

This deed shall remain in full force and effect as a continuing security for the Secured Liabilities, notwithstanding any settlement of account or intermediate payment or other matter or thing whatsoever, unless and until the Security Trustee discharges this deed in writing.

20.3	Discharge conditional

Any release, discharge or settlement between the Borrower and the Security Trustee shall be deemed conditional on no payment or security received by the Security Trustee in respect of the Secured Liabilities being avoided, reduced or ordered to be refunded pursuant to any provision of any law relating to insolvency, bankruptcy, winding-up, administration, receivership or otherwise and, notwithstanding any such release, discharge or settlement:

(a)
the Security Trustee or its nominee shall be at liberty to retain this deed and the security created by this deed, including all certificates and documents relating to the whole or any part of the Secured Assets, for such period as the Security Trustee shall deem necessary to provide the Security Trustee with security against any such avoidance, reduction or order for refund; and

(b)	the Security Trustee shall be entitled to recover the value or amount of such security or payment from the Borrower subsequently as if such release, discharge or settlement had not occurred.

20.4	Certificates

A certificate or determination by the Security Trustee as to any amount for the time being due to it from the Borrower shall (in the absence of any manifest error) be conclusive evidence of the amount due.

20.5	Consolidation

The restriction on the right of consolidating mortgages contained in section 93 of the Law of Property Act 1925 shall not apply to this deed.

20.6	Perpetuity period

If the rule against perpetuities applies to any trust created by this deed, the perpetuity period shall be 125 years (as specified by section 5(1) of the Perpetuities and Accumulations Act 2009).

21.	Notices

21.1	Delivery

Any notice or other communication required to be given to a party under or in connection with this deed shall be:

(a)	in writing;

(b)	delivered by hand, by pre-paid first-class post or other next working day delivery service or sent by fax or e-mail; and

(c)	sent to:

(i)	the Borrower at:

11335 Apple Drive, Spring Lake, Michigan 49448, USA

E-mail:brent@victoryecigs.com

Copy by e-mail to: ded@robinsonbrog.com and to kevin.mccarthy@mishcon.com

(ii)	the Security Trustee at the address set out in the first page of this deed, with a copy by e-mail to [ ].

or to such other address or fax number as is notified in writing by one party to the other from time to time.

21.2	Receipt by Borrower

Any notice or other communication that the Security Trustee gives to the Borrower shall be deemed to have been received:

(a)	if delivered by hand, at the time it is left at the relevant address;

(b)	if posted by pre-paid first-class post or other next working day delivery service, on the second Business Day after posting; and

(c)	if sent by fax, when received in legible form,

(d)	if sent by e-mail, when sent (as long as a failed delivery message is not received)

provided that if receipt would under this clause be deemed to occur outside 9.30 a.m. to 5.30 p.m. (New York time) on a Business Day (Working Hours) the notice or communication will instead be deemed to have been received at the start of the next period of Working Hours.

21.3	Receipt by Security Trustee

Any notice or other communication given to the Security Trustee shall be deemed to have been received only on actual receipt.

21.4	Service of proceedings

This clause 21 does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

22.	Governing law and jurisdiction

22.1	Governing law

This deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

22.2	Jurisdiction

Each party irrevocably agrees that, subject as provided below, the courts of England and Wales shall have exclusive jurisdiction over any dispute or claim arising out of or in connection with this deed or its subject matter or formation (including non-contractual disputes or claims). Nothing in this clause shall limit the right of the Security Trustee to take proceedings against the Borrower in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

22.3	Agent for service

The Borrower irrevocably appoints Vapestick Holdings Limited for service at 25 Harley Street, London, W1G 9BR (for the attention of Brent Willis) as its agent to receive on its behalf in England or Wales service of any proceedings under clause 22.2. Such service shall be deemed completed on delivery to such agent (whether or not it is forwarded to and received by the Borrower) and shall be valid until such time as the Security Trustee has received prior written notice from the Borrower that such agent has ceased to act as agent. If for any reason such agent ceases to be able to act as agent or no longer has an address in England or Wales, the Borrower shall forthwith appoint a substitute acceptable to the Security Trustee and deliver to the Security Trustee the new agent's name and address within England and Wales.

22.4	Other service

The Borrower irrevocably consents to any process in any legal action or proceedings being served on it in accordance with the provisions of this deed relating to service of notices. Nothing contained in this deed shall affect the right to serve process in any other manner permitted by law.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Schedule 1	Beneficiary

[                             ]

Schedule 2	Representations and warranties

Part 1

1.	Ownership of Secured Assets

The Borrower is the sole legal and beneficial owner and registered holder of all the Must Have Limited Shares and is the sole legal and beneficial owner of the Dividend Account.

2.	No security

The Secured Assets are free from any Security other than any Security created by this deed.

3.	Must Have Limited share capital

The Must Have Limited Shares constitute the whole of the allotted and issued share capital of Must Have Limited.

4.	Fully paid

The Must Have Limited Shares are fully paid up and there are no monies or liabilities outstanding in respect of any of the Must Have Limited Shares.

5.	Adverse Claims

The Borrower has not received or acknowledged notice of any adverse claim by any person in respect of the Secured Assets.

6.	Adverse covenants

There are no covenants, agreements, reservations, conditions, interests, rights or other matters whatever, which materially adversely affect the Secured Assets.

7.	No breach of laws

There is no breach of any law or regulation which materially adversely affects the Secured Assets.

8.	No conflicting rights or breach

This deed does not and will not conflict with or result in any breach or constitute a default under any agreement, instrument or obligation to which the Borrower is a party or by which it is bound.

9.	Enforceable security

This deed constitutes and will continue to constitute the legal valid binding and enforceable obligations of the Borrower, and is and will continue to be effective security over all and every part of the Secured Assets in accordance with its terms.

10.	Avoidance of security

No Security expressed to be created by this deed is liable to be avoided or otherwise set aside on the liquidation or administration of the Borrower or otherwise.

Part 2

1.	Must Have Limited Management Accounts

The Management Accounts supplied pursuant to paragraph 7(b) of Schedule 3 have been prepared in accordance with accounting standards, policies, principles and practices generally accepted in the UK and in accordance with the applicable law and fairly represent the assets and liabilities and the profits and losses of Must Have Limited as at the date for which they have been prepared.

Schedule 3	Covenants

1.	Negative pledge and disposal restrictions

The Borrower shall not at any time, except with the prior written consent of the Security Trustee:

(a)	create, purport to create or permit to subsist any Security on, or in relation to, any Secured Assets other than any Security created by this deed;

(b)	sell, assign, transfer, part with possession of or otherwise dispose of in any manner (or purport to do so) all or any part of, or any interest in, the Secured Assets; or

(c)	create or grant (or purport to create or grant) any interest in any Secured Assets in favour of a third party.

2.	Additional registration obligations

The Borrower grants and agrees to:

(a)
procure as necessary, all consents, waivers, approvals and permissions which are necessary, under the articles of association (or otherwise) of Must Have Limited, for the transfer of the Secured Assets to the Security Trustee or its nominee or to a purchaser upon enforcement of this deed; and

(b)
procure the amendment of the share transfer provisions of the articles of association, other constitutional document or otherwise of Must Have Limited in such manner as the Security Trustee may require in order to permit such a transfer.

3.	No alteration of rights and liabilities

The Borrower shall not, without the prior written consent of the Security Trustee, amend, or agree to the amendment of, the memorandum or articles of association of Must Have Limited of the Must Have Limited Shares or the rights or liabilities attaching to any of the Must Have Limited Shares.

4.	Preservation of Secured Assets

The Borrower shall ensure (insofar as it is able by the exercise of all voting rights, powers of control and other means available to it) that Must Have Limited will not:

(a)	consolidate or subdivide any of its stock or shares or reduce or reorganise its share capital in any way;

(b)	issue any new shares or stock;

(c)	refuse to register any transfer of any of its shares which may be lodged for registration by or on behalf of the Security Trustee or the Borrower in accordance with this deed;

(d)	withdraw or transfer any monies standing to the deposit of the Dividend Account until after the Security Period has expired;

(e)
do, or permit to be done, any act or thing which would or might depreciate, jeopardise or otherwise prejudice the security held by the Security Trustee or materially diminish the value of the Secured Assets or the effectiveness of the security created by this deed (including, without limitation, closing the Dividend Account).

5.	Investment information

The Borrower shall, and shall procure that each of its nominees shall, promptly following receipt, send to the Security Trustee copies of all notices, circulars, reports, accounts and other documents relating to the Must Have Limited Shares, which are received by the Borrower or any of its nominees (as the case may be).

6.	Enforcement of rights

The Borrower shall use its best endeavours to:

(a)	procure the prompt observance and performance by the counterparty to any agreement or arrangement with the Borrower relating to the Dividend Account; and

(b)	enforce any rights and institute, continue or defend any proceedings relating to the Dividend Account which the Security Trustee may require from time to time.

7.	No variations

The Borrower shall not cause or permit to be done anything which is a variation or abrogation of the rights attaching to or conferred on all or any part of the Secured Assets by this deed, without the prior written consent of the Security Trustee.

8.	Notice of breaches

The Borrower shall promptly on becoming aware of any of the same give the Security Trustee notice in writing of any breach of:
(a)	any representation or warranty set out in this deed that is incorrect or misleading in any material respect when made or deemed to be repeated; and

(b)	any breach of any covenant set out in this deed.

9.	Management Accounts and EBITDA

The Borrower shall procure that:

(a)	Must Have Limited prepare Management Accounts in respect of each calendar month during the Must Have Limited Debenture Security Period;

(b)	Must Have Limited supply each set of such Management Accounts to the Security Trustee (acting as agent and trustee of the Beneficiary), within one Business Day of the same becoming available; and

(c)	the EBITDA in respect of each calendar month is not less than $700,000.

10.	No discharge of Borrower’s obligations by Must Have Limited

The Borrower shall procure that Must Have Limited will not, other than in accordance with the terms of the Must Have Limited Guarantee, directly or indirectly use any of its cash (whether held in hand or on deposit), assets or other resources to discharge any obligation or liability of the Borrower or any Subsidiary of the Borrower.

Schedule 4	Enforcement

1.	Enforcement events

This deed shall be enforceable if:

(a)
any of the Secured Liabilities are not paid or discharged when the same ought to be paid or discharged by the Borrower (whether on demand or at scheduled maturity or by acceleration or otherwise, as the case may be);

(b)
the Borrower is in breach of any of its obligations under this deed or the Convertible Note Documents and that breach (if capable of remedy) has not been remedied to the satisfaction of the Security Trustee within 14 days of notice by the Security Trustee to the Borrower to remedy the breach;

(c)	any representation, warranty or statement made by the Borrower in, or in connection with, this deed is or proves to have been incorrect or misleading when made;

(d)	the Borrower:

(i)
becomes unable to pay its debts as they fall due or the value of the Borrower's assets is less than the amount of its liabilities, taking into account the Borrower's contingent and prospective liabilities;

(ii)	commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness;

(iii)	makes a general assignment for the benefit of, or a composition with, its creditors; or

(e)
the Borrower passes any resolution or takes any corporate action or a petition is presented or proceedings are commenced or any action is taken by any person for its winding-up, dissolution, administration or reorganisation or for the appointment of a receiver, administrative receiver, administrator, trustee or similar officer of it or of any or all of its revenues and assets;

(f)	a distress, execution, attachment or other legal process is levied or enforced upon or sued against all or any part of the assets of the Borrower and remains undischarged for seven days; or

(g)	any event occurs which under any jurisdiction has a similar or analogous effect to any of the events mentioned in paragraph 1(d), paragraph 1(e) or paragraph 1(f) of this Schedule 4; or

(h)	an Event of Default occurs;

and in any such event (whether or not the event is continuing) the Security Trustee or any nominee of the Security Trustee may without further notice, without regard to the restrictions contained in section 103 of the Law of Property Act 1925 and without prejudice to any of Security Trustee's other rights, immediately exercise all the powers conferred on mortgagees by the Law of Property Act 1925 as varied or extended by this deed without any restrictions.

2.	Power of sale

Notwithstanding that as between the Security Trustee and a purchaser from the Security Trustee, the power of sale arises on and is exercisable at any time after the execution of this deed, the Security Trustee shall not exercise that power of sale until an event (as specified in the paragraph 1 of this Schedule 4) entitling the Security Trustee to enforce its security has occurred.

3.	Protection of third parties

No purchaser, mortgagee or other person dealing with the Security Trustee or its nominee shall be concerned to:

(a)
enquire whether any of the Secured Liabilities have become due or payable or remain unpaid or not discharged, or whether the power the Security Trustee is purporting to exercise has become exercisable; or

(b)	see to the application of any money paid to the Security Trustee or its nominee.

4.	Appropriation

Neither the Security Trustee nor any nominee of the Security Trustee shall be bound (whether by virtue of section 109(8) of the Law of Property Act 1925, which is varied accordingly, or otherwise) to pay or appropriate any receipt or payment first towards interest rather than principal or otherwise in any particular order as between any of the Secured Liabilities.

5.	Suspense account

All monies received by the Security Trustee under this deed may, at the discretion of the Security Trustee, be credited to any suspense or securities realised account and shall bear interest at such rate, if any, as may be agreed in writing between the Security Trustee and the Borrower and may be held in such account for so long as the Security Trustee thinks fit.

6.	Statutory protection

All the protection to purchasers contained in sections 104 and 107 of the Law of Property Act 1925, section 42(3) of the Insolvency Act 1986 or in any other appropriate legislation shall apply to any person purchasing from the Security Trustee or any nominee of the Security Trustee as a result of the Security Trustee exercising or purporting to exercise its power of sale under this deed.

Schedule 5

Part 1

Form of notice to the Account Bank

[On the letterhead of the Borrower]

[ACCOUNT BANK]

[ADDRESS LINE 1]

[ADDRESS LINE 2]

[POSTCODE]

[DATE]

Dear Sirs,

Charge over bank account (“Charge”) dated [DATE] between Victrory Electronic Cigarettes Corporation (“Borrower”) and [              ] (“Security Trustee”).

This letter constitutes notice to you that under the Charge (a copy of which is attached) we have charged, by way of first fixed charge, in favour of the Security Trustee all monies from time to time standing to the credit of the account held with you and detailed below (the “Account”), together with all other rights and benefits accruing to or arising in connection with the Account (including, but not limited to, entitlements to interest):

Name of Account: [NAME OF ACCOUNT]

Sort code: [SORT CODE]

Account number: [ACCOUNT NUMBER]

We irrevocably instruct and authorise you to:

Disclose to the Security Trustee any information relating to the Account requested from you by the Security Trustee;

Comply with the terms of any written notice or instructions relating to the Account received by you from the Security Trustee;

Hold all sums from time to time standing to the credit of the Account to the order of the Security Trustee; and

Pay or release all or any part of the monies standing to the credit of the Account in accordance with the written instructions of the Security Trustee.

We acknowledge that you may comply with the instructions in this letter without any further permission from us.

We are not permitted to withdraw any amount from the Account without the prior written consent of the Security Trustee.

The instructions in this letter may not be revoked or amended without the prior written consent of the Security Trustee.

This letter is governed by English law.

Please confirm your agreement to the above by sending the attached acknowledgement to the Security Trustee at 544 Riverside Avenue, Westport, CT 066880, with a copy to ourselves.

Yours faithfully,

Signed.............................................

For and on behalf of the Borrower

Part 2

Form of acknowledgement of the Account Bank

[On the letterhead of the Account Bank]

[                 ]

[DATE]

Dear Sirs,

Charge over bank account (“Charge”) dated [DATE] between Victory Electronic Cigarettes Corporation (“Borrower”) and [                      ]  (“Security Trustee”).

We confirm receipt from the Borrower of a notice (the “Notice”) dated [DATE] of a charge on the terms of the Charge over all monies from time to time standing to the credit of the account detailed below (the “Account”), together with all other rights and benefits accruing to or arising in connection with the Account (including, but not limited to, entitlements to interest).

We confirm that we:

●	Accept the instructions contained in the Notice and agree to comply with the Notice;

●	Have not received notice of the interest of any third party in the Account;

●	Have neither claimed nor exercised, nor will claim or exercise any security interest, set-off, counter-claim or other right in respect of the Account; and

●	Will not permit any amount to be withdrawn from the Accouns without your prior written consent.

The Account is:

Name of Account: [NAME OF ACCOUNT]

Sort code: [SORT CODE]

Account number: [ACCOUNT NUMBER]

This letter is governed by English law.

Yours faithfully,

Signed............................................

For and on behalf of the [Account Bank]]

Executed as a deed by VICTORY ELECTRONIC CIGARETTES CORPORATION          )                                                                acting by ………………................ ................,              a director, in the presence of:

Witness signature:…..….....................................
Witness name:……….….....................................
Witness address: .………....................................
………………………….....................................
Witness occupation:…….....................................

........................................ Director

Executed as a deed by [                       ])                                                                as Security Trustee, acting by ………………................ ................,                   a director, in the presence of:

Witness signature:…..….....................................
Witness name:……….….....................................
Witness address: .………....................................
………………………….....................................
Witness occupation:…….....................................

........................................ Director